UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, Corebridge Financial, Inc. (the Company) announced the appointment of Christopher Filiaggi, the Company’s Chief Accounting Officer, as Interim Chief Financial Officer of the Company effective April 24, 2026. Mr. Filiaggi will serve as Interim Chief Financial Officer and Chief Accounting Officer. As previously disclosed, Elias Habayeb will resign from his role as the Company’s Chief Financial Officer effective April 24, 2026.

Mr. Filiaggi, age 44, has served as the Company’s Chief Accounting Officer since June 2023, and he served as the Company’s Senior Vice President and Controller from September 2022 to June 2023. As Chief Accounting Officer, Mr. Filiaggi oversees all aspects of the Company’s financial reporting, including GAAP, statutory accounting and SOX compliance. Mr. Filiaggi joined American International Group, Inc. (AIG) in July 2019 as a Director and from September 2021 until he joined the Company, he served as the Controller for Life and Retirement at AIG.  Prior to joining AIG in 2019, Mr. Filiaggi was a director in the audit practice of PricewaterhouseCoopers LLP (PwC), which included two years in PwC’s National Office.

There are no arrangements or understandings between Mr. Filiaggi and any other person pursuant to which he was appointed as Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Filiaggi and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Filiaggi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Financial Officer, Mr. Filiaggi received (i) a special retention equity award (the Retention Equity Award) in the form of time-vested restricted stock units (RSUs) with a grant date value of $750,000 and (ii) an increase in his target short-term incentive award for 2026 to $800,000 from $400,000.

One hundred percent (100%) of the Retention Equity Award will vest on April 1, 2028, subject to Mr. Filiaggi’s continued employment with the Company through the vesting date, subject to accelerated vesting upon Mr. Filiaggi’s termination of employment without Cause or resignation for Good Reason, each as defined in the 2022 Plan (as defined below).

The Retention Equity Award was granted under, and pursuant to the terms and conditions of, the Corebridge Financial, Inc. 2022 Omnibus Incentive Plan, as amended and restated, the Corebridge Financial, Inc. Long-Term Incentive Plan, as amended and restated, and the Form of Corebridge Financial, Inc. Long Term Incentive Plan, Long Term Incentive Award Agreement, which are respectively filed as Exhibit 10.48, Exhibit 10.55 and Exhibit 10.54 to the Company’s Annual Report on Form 10-K (the Annual Report) filed with the SEC on February 11, 2026 (collectively, the 2022 Plan). Additionally, following his appointment as Interim Chief Financial Officer, Mr. Filiaggi remains eligible to participate in the Corebridge Executive Severance Plan, as amended and restated, in accordance with the terms of such plan, which is filed as Exhibit 10.43 to the Annual Report.

Item 8.01	Other Events.

On April 15, 2026, the Company issued a press release announcing the appointment of Christopher Filiaggi as the Company’s Interim Chief Financial Officer effective on April 24, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

Exhibit Number	Description

99.1	Press Release of Corebridge Financial, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	April 15, 2026	By:	/s/Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Corporate Secretary